SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 3, 2003

Commission File Number:  0-29911

The SCO Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0662823
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

355 South 520 West
Lindon, UT	84042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 765-4999

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 5.  Other Events and Regulation FD Disclosure

The SCO Group, Inc. (Nasdaq: SCOX), the owner of the UNIX operating system, today announced the appointment of Daniel W. Campbell as the ninth member of SCO’s Board of Directors and a member of the Audit Committee of the Board of Directors. Campbell brings to SCO a strong background in investment, accounting and finance with a long tenure of board and executive experience.

Campbell has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from July 1994 to the present. In 1992, he joined WordPerfect Corporation as Senior Vice President and Chief Financial Officer. He was also a partner in the San Francisco and Salt Lake City offices of Price Waterhouse and served as a member of the Price Waterhouse Technology and Software Services committees.

He currently serves as a director of Nu Skin Enterprises, Inc. (NYSE: NUS), where he also serves as Chairman of the Audit and Compensation Committees and has served as Chairman of several special committees. In addition, he is a member of the National Advisory Council of the Marriott School of Business at Brigham Young University and also serves as Vice-Chairman of the Utah Valley State College Board of Trustees.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2003	The SCO Group, Inc.

	By	/s/ Robert K. Bench
Robert K. Bench
(Chief Financial Officer
Principal Financial and Accounting Officer)